As filed with the Securities and Exchange Commission on December 20, 1995

                                                     Registration No. 33-64255

 -----------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                        COEUR D'ALENE MINES CORPORATION
            (Exact name of registrant as specified in its charter)

               Idaho                             92-0109423
(State or other jurisdiction of       (I.R.S. Employer Identification
  incorporation or organization)                      No.)

                       400 Coeur d'Alene Mines Building
                               505 Front Avenue
                               Post Office Box I
                          Coeur d'Alene, Idaho 83814
                                 208-667-3511
         (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                             -------------------

                               Dennis E. Wheeler
                     President and Chief Executive Officer
                        Coeur d'Alene Mines Corporation
                       400 Coeur d'Alene Mines Building
                               505 Front Avenue
                               Post Office Box I
                          Coeur d'Alene, Idaho 83814
                                 208-667-3511

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     Please send copies of communications to:

                             Arthur H. Bill, Esq.
                        Freedman, Levy, Kroll & Simonds
                         1050 Connecticut Avenue, N.W.
                            Washington, D.C. 20036

 -----------------------------------------------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                        FORM S-3 REGISTRATION STATEMENT
                                      OF
                        COEUR D'ALENE MINES CORPORATION

     Coeur d'Alene Mines Corporation (the "Company") registered under the Securities Act of 1933 (the "Act") up to 4,864,179 shares of its common stock, $1.00 par value per share (the "Shares"), under its Registration Statement on Form S-3 (File No. 33-64255), which was filed and declared effective on November 15, 1995. As more fully discussed in the Prospectus contained in the Registration Statement, the Company entered into a Standby Agreement (the "Standby Agreement") on November 15, 1995 with UBS Securities Inc. (the
"Standby Purchaser") pursuant to which the Standby Purchaser agreed to purchase from the Company all of the Shares which would have been delivered upon conversion of those 7% Convertible Subordinated Debentures Due 2002 which were not duly surrendered for conversion by the close of business on December 15, on which date such Debentures had been called for redemption by the Company.

     Prior to the close of business on December 15, 1995, the holders of a total of $74,649,000 principal amount of the Debentures surrendered such Debentures for conversion into a total of 4,844,152 Shares. At the close of business on December 15, 1995, the $351,000 principal amount of the Debentures not previously surrendered for conversion were redeemed by the Company for a total redemption price of $375,570, and on December 19, 1995, the Company sold 22,777 Shares to the Standby Purchaser pursuant to the terms of the Standby Agreement.

     In accordance with its undertaking included under Item 17 of Part II of the Registration Statement, the Company hereby removes from registration under the Act the 4,841,402 Shares that were covered by the Registration Statement but were unissued and unsold at the termination of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Coeur d'Alene, Idaho, on the 20th day of December, 1995.

                                 COEUR D'ALENE MINES CORPORATION
                                        (Registrant)

                                 By:  /s/DENNIS E. WHEELER
                                      --------------------
                                      Dennis E. Wheeler
                                      (Chairman of the Board,
                                       President and Chief
                                       Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                     Title                    Date

  /s/DENNIS E. WHEELER         Chairman of the Board,        December 20, 1995
 --------------------------     President and Chief
     Dennis E. Wheeler          Executive Officer
                                (Principal Executive
                                Officer) and Director

           *                    Senior Vice President-       December 20, 1995
 --------------------------      Finance and Treasurer
    James A. Sabala              (Principal Finance and
                                 Accounting Officer) and
                                 Director

           *                    Director                     December 20, 1995
 --------------------------
    Cecil D. Andrus

           *                    Director                     December 20, 1995
 --------------------------
    Joseph C. Bennett

           *                    Director                     December 20, 1995
 --------------------------
    James J. Curran

           *                    Director                     December 20, 1995
 --------------------------
    Jeffrey T. Grade

           *                    Director                     December 20, 1995
 --------------------------
    Duane B. Hagadone

           *                    Director                     December 20, 1995
 --------------------------
    James A. McClure

*By:/s/DENNIS E. WHEELER
 --------------------------
    Dennis E. Wheeler
     Attorney-in-Fact

                                       3